                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF JANUARY 31, 1995

                                                                     STATE OF
                                NAME                               INCORPORATION
                                ----                               -------------
   Nationwide Health Properties Finance Corporation...............   Delaware
   BIP SUB 1, Inc.................................................   Delaware
   Nationwide Health Properties-Kansas, Inc.......................   Kansas
   MLD Financial Capital Corporation..............................   Delaware
   MLD Texas Trust................................................   Delaware